Exhibit 99.1

Millrose Properties Reports Robust Third Quarter 2025 Financial Results

Generated $852 Million in Net Cash Proceeds from Homesite Sales, Including $766 Million from Lennar; Redeployed $858 Million in Land Acquisitions and Development Funding with Lennar.

Continued to Expand Homebuilder Relationships by Deploying $770 Million Under Other Agreements, Reaching Approximately $2.0 Billion in Homesite Inventory and Other Related Assets and $1.8 billion in Invested Capital Outside of the Lennar Master Program Agreement at a weighted average yield of 11.3%.

Increased Guidance for Year-End Invested Capital balance and Adjusted Funds from Operations Run Rate (AFFO).

Completed $2.0 Billion in Senior Notes Offerings, Enhancing Strength of the Balance Sheet and Positioning for Continued Growth with $1.6 Billion in Total Liquidity.

MIAMI – October 23, 2025 - Millrose Properties, Inc. (NYSE: MRP, “Millrose” or the “Company”), the Homesite Option Purchase Platform for residential homebuilders, today announced its financial results for the third quarter ended September 30, 2025.

“Our third quarter results showcase both disciplined execution and continued demand for our land capital solutions. We delivered strong growth in funding across counterparties, reflecting the consistent demand for our homesite option platform across multiple partnerships and demonstrating the value our platform can deliver to our homebuilder customers," stated Darren Richman, Chief Executive Officer and President of Millrose. “We are pleased to further strengthen our capital structure with the issuance of two tranches of senior notes totaling $2.0 billion, replacing short term bridge capital with longer term debt at favorable rates, making our balance sheet stronger than ever with substantial liquidity. As a result of our prudent approach to deploying capital amidst a continually growing investment pipeline, we are raising guidance while remaining laser focused on generating attractive returns for shareholders. We are confident Millrose will round out the year with a solid fourth quarter and enter FY 2026 with momentum.”

Financial Highlights

Millrose produces recurring cash flow through contractual monthly cash options payments with continuous capital redeployment of homesite sale proceeds.

For the third quarter of 2025, Millrose reported:

•
Net income attributable to Millrose common shareholders of $105.1 million, or $0.63 per share. Net income was impacted by non-recurring expenses associated with the accelerated payoff of the delayed draw term loan and other expenses related to recent debt issuance.

Exhibit 99.1

•
Adjusted Funds From Operations (AFFO), a non-GAAP measure, of $122.5 million, or $0.74 per share.
•
Total revenues of $179.3 million

Total portfolio weighted average annualized yield was 9.1% as of quarter end, an increase of 20 basis points versus the second quarter of 2025, reflecting the addition of new homesite investments outside of the Lennar Master Program Agreement at accretive yields.

Dividend

On September 22, 2025, Millrose declared a quarterly dividend of $121.2 million, or $0.73 per share of Class A and Class B common stock, representing an 8.2% dividend yield based on book value of equity. The dividend was paid on October 15, 2025, to shareholders of record as of October 3, 2025. Millrose targets cash dividends at 100% of AFFO.

Portfolio Highlights

•
Lennar Master Program Agreement: With $6.7 billion of homesite inventory and other related assets and a $6.3 billion Invested Capital balance, a non-GAAP measure, as of September 30, 2025, the Lennar relationship remains foundational for Millrose as it grows and diversifies its platform. In the third quarter, Millrose received $766 million in net cash proceeds from homesite sales to Lennar and redeployed $858 million in new land acquisitions and development funding with Lennar. Weighted average option rate was 8.5% on new land acquisitions with Lennar pursuant to the terms of the Lennar Master Program Agreement.
•
Other Agreements: Millrose funded an additional $770 million under other agreements at a weighted average yield of 11.1%, resulting in approximately $2.0 billion of homesite inventory and loan receivables and $1.8 billion in Invested Capital net of realized homesite sales as of September 30, 2025. This capital growth of approximately $680 million compared to the prior quarter reflects the organic expansion of Millrose's business model.
•
Portfolio Composition: Millrose ended the quarter with approximately 139,000 homesites across 876 communities in 30 states as of September 30, 2025.

Guidance

•
Raising guidance for year-end Adjusted Funds from Operations (AFFO) quarterly run rate to a range of $0.74 to $0.76 per share[1].

[1] The Company is unable to provide a reconciliation to the most directly comparable GAAP measure without unreasonable efforts due to the inherent difficulty in forecasting the timing of items that have not yet occurred, as well as quantifying certain amounts that are necessary for such reconciliation.

Exhibit 99.1

•
Increasing target for full-year 2025 new transaction funding under Other Agreements to $2.2 billion, driven by continued strong demand for Millrose’s homesite option platform.

Liquidity & Capitalization Update

Millrose maintains a conservative leverage profile and ample liquidity, supported by a capital structure that positions the Company for continued growth and capital efficiency.

As of September 30, 2025, the Company reported total assets of approximately $9.0 billion and liquidity of $1.6 billion, including cash and availability under its revolving credit facility.

Total debt was $2.0 billion, with a Debt-to-Capitalization Ratio of approximately 25%. Millrose expects to adhere to a maximum debt to capitalization of 33% going forward.

During the third quarter, the Company successfully completed two senior notes offerings totaling $2.0 billion, including $1.25 billion aggregate amount of 6.375% Senior Notes due 2030 and $750 million aggregate amount of 6.25% Senior Notes due 2032, both of which were upsized due to strong investor demand. The Company used the net proceeds to eliminate near-term maturity risk by repaying its $1 billion one-year term loan, reducing outstanding borrowings under its revolving credit facility by $450 million, and for general corporate purposes. These accretive long-term financings, combined with the Company's existing $1.3 billion revolving credit facility, significantly strengthen Millrose's financial flexibility and provide enhanced capital capacity to support continued growth and strategic initiatives.

Conference Call and Webcast Information

Millrose will host a conference call today, October 23 at 10:00 AM Eastern Time to discuss its third quarter 2025 results, recent developments, and outlook. The call webcast, as well as relevant earnings materials, will be available through the investor relations section of the Company’s website: ir.millroseproperties.com. A replay of the conference call will be available shortly after the broadcast.

About Millrose Properties, Inc.

Millrose purchases and develops residential land and sells finished homesites to homebuilders by way of option contracts with predetermined costs and takedown schedules. Millrose serves as a solution for homebuilders seeking to expand access to finished homesites while implementing an asset-light strategy. As fully developed homesites are sold by Millrose, capital is recycled into future land acquisitions for homebuilders, providing customers with durable

Exhibit 99.1

access to community growth. For more information about Millrose Properties, please visit millroseproperties.com.

Forward-Looking Statements

Certain statements contained in this press release and oral statements made regarding the matters addressed in this release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1934, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements about Millrose’s plans, strategies and objectives, future earnings, expected transactions and guidance, as well as statements about Millrose’s business (including MPH Parent LLC (“MPH Parent”), Millrose Properties Holdings, LLC (“Millrose Holdings”) and any of the other Millrose subsidiaries), Millrose’s future plans, strategies and objectives. You can generally identify forward-looking statements by the words “may”, “can”, “will”, “expect”, “intend”, “anticipate”, “estimate”, “believe”, “continue” or other similar words or negatives thereof. These statements include those relating to Millrose’s plans and objectives for future operations, including plans and objectives relating to future growth of our business and the Homesite Option Purchase Platform (“HOPP’R”); the availability of capital at any given time to finance the various endeavors, projects and acquisitions that are expected or planned for Millrose, as well as the availability of capital that needs to be reserved for specified uses (whether contractually or by law); expectations and assumptions around our ongoing relationship with Lennar, including expectations that Lennar will fully perform on all its obligations pursuant to its agreements with Millrose (and that there will be regular and timely exercises of its purchase options) and expectations that Lennar will provide us with ongoing transactions and refer other builders who may be interested in the HOPP’R to us as potential new customers; Millrose’s expected business, operations, and financial position; the possibility of providing the HOPP’R to future new customers, and the nature of any such future arrangements; the planned use, development and sales of the assets transferred to us in connection with the spin-off from Lennar; any expected acquisitions, uses, development and sales of future assets; expectations and assumptions around our relationship with our external manager, Kennedy Lewis Land and Residential Advisors LLC, an affiliate and wholly-owned subsidiary of Kennedy Lewis Investment Management LLC; our expected real estate investment trust (“REIT”) status and MPH Parent’s and Millrose Holdings’ expected taxable REIT subsidiary status; our emerging growth company status; expectations around ownership limits of our common stock; and expectation and assumptions around our sources of revenue, expected income, ability to secure financing or incur indebtedness, as well as other forward-looking statements, are all based on currently known or available information, which may not be indicative of future results (particularly as we are a recently-formed company and have had limited historical operations as a standalone company), as well as assumptions that involve judgments with respect to, among other things, competitive and market conditions and future business decisions, all of which are difficult or impossible to accurately predict and many of which are beyond our control, and expectations that involve numerous risks and uncertainties. All forward-looking statements included in this release are qualified in their entirety by, and should be read in the context of, the risk factors

Exhibit 99.1

and other factors disclosed in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, which can be obtained free of charge on the Securities and Exchange Commission’s web site at http://www.sec.gov.

Media

Ben Spicehandler / Stephen Pettibone
FGS Global

MillroseProperties@fgsglobal.com

Non-GAAP Financial Measures

Invested Capital is a non-GAAP financial measure that represents the balance on which monthly cash option fees are paid by counterparties. Invested Capital includes certain components of our unaudited condensed consolidated financial statements related to (i) homesite inventory, (ii) development loans receivable, and (ii) liabilities. Management uses Invested Capital as a measure of the capital deployed and believes that the figure is useful to investors because it serves as the basis for generating option fees and other related income.

AFFO means the Adjusted Funds From Operations, which are calculated as the net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate depreciation, adjusted to eliminate the impact of non-recurring items that are not reflective of ongoing operations and certain non-cash items that reduce or increase net income (loss) in accordance with GAAP, and also adjusted for income tax expense (other than income tax expenses of our TRSs) that will not be incurred following our election and qualification to be subject to tax as a REIT for U.S. federal income tax purposes. We believe that AFFO is useful to investors because it is a widely accepted industry measure used by analysts and investors to compare the operating performance of REITs.

Exhibit 99.1

Millrose Properties, Inc.

Condensed Consolidated Balance Sheets (Unaudited)

(Dollars in thousands, except share amounts)

	September 30,	December 31,
	2025	2024
Assets
Inventories
Homesite inventory	$8,360,431	$-
Land and land under development	-	2,978,807
Finished homesites	-	2,486,483
Total inventories	8,360,431	5,465,290
Development loan receivables, net	340,401	-
Cash	242,578	-
Option fee receivables	58,236	-
Other assets	22,091	-
Total assets	9,023,737	5,465,290
Liabilities and stockholders' equity
Accounts payable and accrued expenses	-	282,730
Builder deposits	874,257	-
Debt obligations, net	1,966,171	24,188
Development guarantee holdback liability	100,000	-
Deferred tax liabilities	71,833	-
Other liabilities	153,160	-
Total liabilities	3,165,421	306,918
Commitments and contingencies (See Note 8)
Stockholders' equity
Preferred stock, $0.01 par value, 50,000,000 shares authorized, 0 shares issued at September 30, 2025	-	-
Class A common stock, $0.01 par value, 275,000,000 shares authorized, 154,183,686 shares issued at September 30, 2025	1,542	-
Class B common stock, $0.01 par value, 175,000,000 shares authorized, 11,819,811 shares issued at September 30, 2025	118	-
Predecessor equity	-	5,158,372
Additional paid-in capital	5,872,876	-
Distribution in excess of net income	(16,220)	-
Total stockholders' equity	5,858,316	5,158,372
Total liabilities and stockholders' equity	$9,023,737	$5,465,290

Exhibit 99.1

Millrose Properties, Inc.

Condensed Consolidated Statements of Operations (Unaudited)

(Dollars in thousands, except share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2025	2024	2025	2024
Revenues:
Option fee revenues	$170,326	$-	$391,491	$-
Development loan income	8,934	-	19,469	-
Total revenues	179,260	-	410,960	-
Operating expenses:
Management fee expense	25,895	-	59,959	-
Stock-based compensation expense	189	-	370	-
Provision for credit loss expense	340	-	340	-
Sales, general, and administrative expenses from pre-spin periods	-	63,670	24,960	180,418
Total operating expenses	26,424	63,670	85,629	180,418
Income (loss) from operations	152,836	(63,670)	325,331	(180,418)
Other income (expense):
Interest income	2,450	-	5,356	-
Interest expense	(43,748)	-	(56,569)	-
Other expenses	(616)	-	(1,483)	-
Total other income (expense)	(41,914)	-	(52,696)	-
Net income (loss) before income taxes	110,922	(63,670)	272,635	(180,418)
Income tax expense	5,862	-	15,009	-
Net income (loss)	$105,060	$(63,670)	$257,626	$(180,418)
Adjustment for expenses from pre-spin periods	-	-	24,960	-
Net income attributable to Millrose Properties, Inc. Common shareholders	$105,060	$(63,670)	$282,586	$(180,418)
Basic earnings per share of Class A and Class B Common Stock	$0.63	$-	$1.70	$-
Diluted earnings per share of Class A and Class B Common Stock	$0.63	$-	$1.70	$-
Basic weighted average common shares outstanding of Class A and Class B Common Stock (1)	166,003,497	-	166,003,497	-
Diluted weighted average common shares (2)	166,031,797	-	166,025,174	-

(1) Basic weighted average common shares for the three and nine months ended September 30, 2025 represent the common shares issued at the Spin-Off, which are the common shares outstanding as of September 30, 2025. No publicly-listed shares were outstanding as of September 30, 2024.

(2) Diluted weighted shares for the three and nine months ended September 30, 2025 include 28,300 restricted stock unit (“RSUs”) granted in the aggregate to each member of tbe Millrose board of directors (the “Board”) under the Millrose Properties, Inc. 2024 Omnibus Incentive Plan (the “2024 Incentive Plan”) on April 3, 2025. The RSUs were unvested as of September 30, 2025.

Exhibit 99.1

A reconciliation of Invested Capital to homesite inventory and other related assets, the most directly comparable GAAP measure, for the three months ended September 30, 2025 is as follows:

	Three months ended September 30, 2025
(in thousands)	Master Program Agreement	Other Agreements	Total
Invested Capital Reconciliation of GAAP to Non-GAAP
GAAP reported homesite inventory as of September 30, 2025	$6,656,117	$1,704,314	$8,360,431
Adjustments:
Add: Development loan receivables	-	340,401	340,401
Remove: Interest receivable on development loans	-	(5,893)	(5,893)
Remove: Net deferred tax assets and deferred tax liabilities from homesite inventories	(56,824)	-	(56,824)
Remove: Earnest deposits from homesite inventories	7,560	-	7,560
Add: Development holdback liability	(100,000)	-	(100,000)
Add: Builder deposit liabilities	(170,999)	(221,267)	(392,266)
Total Invested Capital as of September 30, 2025	$6,335,854	$1,817,555	$8,153,409
Invested Capital
Invested Capital as of June 30, 2025 (1)	$6,274,757	$1,134,016	$7,408,773
Takedown Proceeds (2)	(797,165)	(86,243)	(883,408)
Land Acquisition and Development Funding (3)	858,262	769,782	1,628,044
Invested Capital as of September 30, 2025	$6,335,854	$1,817,555	$8,153,409
Weighted Average Yield as of September 30, 2025 (4)	8.5%	11.3%	9.1%
Implied Quarterly Income Run Rate as of September 30, 2025 (5)	$136	$52	$188

(1) Includes (a) Homesite inventory contributed by Lennar at Spin-Off and acquired from Rausch, less option earning deposits and other holdbacks, and (b) takedown and land acquisition and development funding activity during the first and second quarters of 2025.

(2) Reduction in investment balance during the third quarter of 2025 from homesite sales pursuant to option agreements associated with the applicable category shown; takedowns are net of deposit credits adjusted for non-option earning deposits.

(3) Includes land acquisitions during the third quarter 2025, net of option earning deposits.

(4) Based on average option rate and/or loan interest rate weighted by investment balance, assumes SOFR rate as of June 26, 2025.

(5) Calculated by taking Invested Capital balance at end of period multiplied by weighted average yield as of quarter end, adjusted for the number of days in the quarter.

Exhibit 99.1

A reconciliation of Adjusted Funds From Operations to Net Income attributable to Millrose common shareholders, the most directly comparable GAAP measure, for the three months ended September 30, 2025 is as follows:

Three months ended
(in thousands)	September 30, 2025
Net income attributable to Millrose Properties, Inc. common shareholders	$105,060
Adjustments:
Add: Amortization of deferred financing and issuance costs (1)	16,359
Add: Rating agency expenses (2)	550
Add: Stock-based compensation expense (3)	189
Add: Provision for credit loss expense (4)	340
Total adjustments	17,438
AFFO attributable to Millrose Properties, Inc. common shareholders	$122,498
AFFO basic earnings per share of Class A and Class B Common Stock	$0.74
AFFO diluted earnings per share of Class A and Class B Common Stock	$0.74

Reconciliation of GAAP earnings per share to AFFO per share
GAAP reported basic earnings per share of Class A and Class B Common Stock - GAAP reported	$0.63
Adjustments:
Add: Amortization of deferred financing and issuance costs (1)	0.10
Add: Rating agency expenses (2)	0.01
Add: Stock-based compensation (3)	0.00
Add: Provision for credit losses (4)	-
AFFO basic earnings per share of Class A and Class B Common Stock	$0.74

GAAP reported diluted earnings per share of Class A and Class B Common Stock	0.63
Adjustments:
Add: Amortization of deferred financing and issuance costs (1)	0.10
Add: Rating agency expenses (2)	0.01
Add: Stock-based compensation (3)	0.00
Add: Provision for credit losses (4)	0.00
AFFO diluted earnings per share of Class A and Class B Common Stock	$0.74

Basic weighted average common shares outstanding of Class A and Class B Common Stock	166,003,497
Diluted weighted average common shares	166,031,797

(1) Reflected in interest expense in the unaudited condensed consolidated statements of operations. See Note 7. Debt Obligations in the unaudited condensed consolidated financial statements included elsewhere in Millrose’s Form 10-Q for the quarter ended September 30, 2025 (the “Form 10-Q”). Includes $11.9 million accelerated amortization for the DDTL Credit Agreement termination.

(2) Reflected in other expenses in the unaudited condensed consolidated statements of operations. See Note 2. Basis of Presentation and Significant Accounting Policies, Other Income (Expenses) in the unaudited condensed consolidated financial statements included elsewhere in the Form 10-Q.

(3) RSUs granted to each member of the Board under 2024 Incentive Plan. See Note 11. Stock-Based Compensation in the unaudited condensed consolidated financial statements included elsewhere in the Form 10-Q.

(4) Provision for credit losses for development loan receivables. See Note 2. Basis of Presentation and Significant Accounting Policies, Development Loan Receivables in the unaudited condensed consolidated financial statements included elsewhere in the Form 10-Q.